     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1999


                                                      REGISTRATION NO. 333-66141
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                          THE WILLIAMS COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                      73-0569878
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172
                                 (918) 573-2000
         (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                             ---------------------
                           WILLIAM G. VON GLAHN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          THE WILLIAMS COMPANIES, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172
                                 (918) 573-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                    COPY TO:

                               MARLENE ALVA, ESQ.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                             ---------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF EACH CLASS OF           AMOUNT TO          OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
  SECURITIES TO BE REGISTERED       BE REGISTERED           PER UNIT             PRICE(1)              FEE
-----------------------------------------------------------------------------------------------------------------
Debt securities; Preferred
  Stock, $1 par value...........         (2)                  (2)              $975,000,000         $271,050
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee.
(2) Not applicable pursuant to Form S-3 General Instruction II(D) under the Securities Act of 1933.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATES AS NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL BE EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                          THE WILLIAMS COMPANIES, INC.

                                  $975,000,000

                              DEBT SECURITIES AND

                                PREFERRED STOCK

                             ---------------------

     We will provide the specific terms of each series or issue of securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


                 The date of this prospectus is April   , 1999

                      WHERE YOU CAN FIND MORE INFORMATION

     Williams has filed with the Securities and Exchange Commission in Washington, D.C., a registration statement on Form S-3 under the Securities Act for the securities offered in this prospectus. Williams has not included certain portions of the registration statement in this prospectus, as permitted by the Commission's rules and regulations. For further information, you should refer to the registration statement and its exhibits. Williams is subject to the informational requirements of the Exchange Act, and therefore files reports and other information with the Commission.

     You may inspect and copy the registration statement and its exhibits, as well as such reports and other information which Williams files with the Commission, at the public reference facilities of the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. You can obtain information on the operation of the Commission's public reference facilities by calling 1-800-SEC-0330. Information filed by Williams is also available at the Commission's worldwide web site at http://www.sec.gov. You can also obtain these materials at set rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.
                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND ITS SUPPLEMENT(S). WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.
                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Williams is incorporating by reference its annual report on Form 10-K for the fiscal year ended December 31, 1998, and its current reports on Form 8-K dated January 26, 1999, March 1, 1999, and March 24, 1999.


     All documents which Williams files pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement.

     Williams will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct written or oral requests for such copies to: The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention:
Corporate Secretary, telephone (918) 573-2000.

                     REPORTS TO HOLDERS OF DEBT SECURITIES

     Williams is not required to furnish annual and quarterly reports to holders of debt securities. Williams' annual report on Form 10-K containing audited financial statements will be provided to holders of debt securities upon request.
                             ---------------------

                          THE WILLIAMS COMPANIES, INC.

     Williams is a holding company headquartered in Tulsa, Oklahoma. Through its operating subsidiaries, Williams engages in natural gas sales and transportation and related activities, including

     - Gathering natural gas from the field where it is produced and processing and treating the natural gas for delivery into main transmission lines of pipeline systems

     - Transportation, storage, and loading into barges, rail cars, or trucks of natural gas liquids, anhydrous ammonia, crude oil and petroleum products

     - Hydrocarbon exploration and production

     - Ethanol production and marketing

     - Crude oil refining

     - Natural gas liquids storage

     - Marketing and trading of energy commodities, including natural gas, electricity, natural gas liquids, crude oil, petroleum products and other energy commodities

     - Motor fuel and merchandise marketing through convenience stores

     - Entering into agreements with customers to allow them to predict the price of their energy needs and to avoid the impact of fluctuating energy commodity prices

Williams' communications subsidiaries offer communications technology and services, including

     - Data, voice and video services and products

     - Advertising distribution services

     - Video and multimedia services for the broadcast industry

     - Enhanced facsimile and video-conferencing services

     - Voice and data equipment, including telephones and related computer systems located on customers' premises

     - Network integration, including products and services to enable various network systems to communicate with each other, and network management services

     Williams was originally incorporated under the laws of the State of Nevada in 1949 and was reincorporated under the laws of the State of Delaware in 1987. Williams maintains its principal executive offices at One Williams Center, Tulsa, Oklahoma 74172, telephone (918) 573-2000.

ORGANIZATION CHART

     Williams is divided into two components: subsidiaries owning and operating regulated interstate natural gas pipelines and other subsidiaries engaged in primarily non-regulated businesses. The following chart shows Williams' principal subsidiaries.
                                   ORG CHART

WILLIAMS DEPENDS ON PAYMENTS FROM ITS SUBSIDIARIES

     The debt securities or preferred stock offered by a prospectus supplement will represent obligations of, or an investment in, Williams exclusively. Williams is a holding company and conducts substantially all of its operations through subsidiaries. Williams performs management, legal, financial, tax, consulting, administrative and other services for its subsidiaries. Williams' principal sources of cash are external financings, dividends and advances from its subsidiaries, investments, payments by subsidiaries for services rendered and interest payments from subsidiaries on cash advances. The amount of dividends available to Williams from subsidiaries largely depends upon each subsidiary's earnings and operating capital requirements. The terms of some of Williams' subsidiaries' borrowing arrangements limit the transfer of funds to Williams. In addition, the ability of Williams' subsidiaries to make any payments to Williams will depend on the subsidiaries' earnings, business and tax considerations and legal restrictions.

CLAIMS OF HOLDERS OF DEBT SECURITIES AND PREFERRED STOCK RANK JUNIOR TO THOSE OF CREDITORS OF WILLIAMS' SUBSIDIARIES

     As a result of the holding company structure, the debt securities and preferred stock will effectively rank junior to all existing and future debt, trade payables and other liabilities of Williams' subsidiaries. Any right of Williams and its creditors to participate in the assets of any of Williams' subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including trade creditors, except to the extent that Williams may itself be a creditor of such subsidiary.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, Williams will use the net proceeds from the sale of the securities for general corporate purposes, including repayment of outstanding debt. Williams anticipates that it will raise additional funds from time to time through debt financings, including borrowings under its bank credit agreements.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     The following table represents Williams' consolidated ratio of earnings to combined fixed charges and preferred stock dividend requirements for the periods shown.


    YEAR ENDED DECEMBER 31,
--------------------------------
1998   1997   1996   1995   1994
--------------------------------
1.39   2.32   2.58   2.15   2.21



For current information on the Ratio of Earnings to Fixed Charges, please see Williams' most recent Form 10-K. See "Where You Can Find More Information."

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities will constitute either senior or subordinated debt of Williams. Williams will issue debt securities that will be senior debt under the senior debt indenture between Williams and First National Bank of Chicago, as Trustee. Williams will issue debt securities that will be subordinated debt under the subordinated debt indenture between Williams and First National Bank of Chicago, as trustee. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as the indenture and collectively as the indentures. This prospectus refers to First National Bank of Chicago as the trustee. Williams has filed the forms of the indentures as exhibits to the registration statement.

     THE FOLLOWING SUMMARIES OF CERTAIN PROVISIONS OF THE INDENTURES AND THE DEBT SECURITIES ARE NOT COMPLETE AND THESE SUMMARIES ARE SUBJECT TO THE DETAILED PROVISIONS OF THE APPLICABLE INDENTURE. FOR A FULL DESCRIPTION OF THESE PROVISIONS, INCLUDING THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS, AND FOR OTHER INFORMATION REGARDING THE DEBT SECURITIES, SEE THE INDENTURES. Numerical references in parentheses below are to sections in the applicable indenture. Wherever this prospectus refers to particular sections or defined terms of the applicable indenture, these sections or defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by such reference. The indentures are substantially identical, except for the provisions relating to subordination and Williams' limitation on liens. See "-- Subordinated Debt" and "-- Certain Covenants of Williams." Neither indenture contains any covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

CERTAIN DEFINITIONS

     Certain terms in Article One of the senior debt indenture are summarized as follows:

     "Consolidated Funded Indebtedness" means the aggregate of all outstanding Funded Indebtedness of Williams and its consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Net Tangible Assets" means the total assets appearing on a consolidated balance sheet of Williams and its consolidated subsidiaries less, in general:

     - intangible assets;

     - current and accrued liabilities (other than Consolidated Funded Indebtedness and capitalized rentals or leases), deferred credits, deferred gains and deferred income;

     - reserves;

     - advances to finance oil or natural gas exploration and development to the extent that the indebtedness related thereto is excluded from Funded Indebtedness;

     - an amount equal to the amount excluded from Funded Indebtedness representing "production payment" financing of oil or natural gas exploration and development; and

     - minority stockholder interests.

     "Funded Indebtedness" means any indebtedness which matures more than one year after the date the amount of Funded Indebtedness is being determined, less any such indebtedness as will be retired by any deposit or payment required to be made within one year from such date under any prepayment provision, sinking fund, purchase fund or otherwise. Funded Indebtedness does not, however, include indebtedness of Williams or any of its subsidiaries incurred to finance outstanding advances to others to finance oil or natural gas exploration and development, to the extent that the latter are not in default in their obligations to Williams or such subsidiary. Funded Indebtedness also does not include indebtedness of Williams or any of its subsidiaries incurred to finance oil or natural gas exploration and development through what is commonly referred to as a "production payment" to the extent that Williams or any of its subsidiaries have not guaranteed the repayment of the production payment.

     You should note that the term "subsidiary," as used in this section describing the debt securities, refers only to a corporation in which Williams, or another subsidiary or subsidiaries of Williams, owns at least a majority of the outstanding securities which have voting power.

GENERAL TERMS OF THE DEBT SECURITIES

     Neither of the indentures limits the amount of debt securities, debentures, notes or other evidences of indebtedness that Williams or any of its subsidiaries may issue. The debt securities will be unsecured senior or subordinated obligations of Williams. Williams' subsidiaries own all of the operating assets of Williams and its subsidiaries. Therefore, Williams' rights and the rights of Williams' creditors, including holders of debt securities, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Williams may itself be a creditor with recognized claims against the subsidiary. The ability of Williams to pay principal of and interest on the debt securities is, to a large extent, dependent upon dividends or other payments from its subsidiaries.

     The indentures provide that Williams may issue debt securities from time to time in one or more series and that Williams may denominate the debt securities and make them payable in foreign currencies. The relevant prospectus supplement will describe special United States federal income tax considerations applicable to any debt securities denominated and payable in a foreign currency.

TERMS YOU WILL FIND IN THE PROSPECTUS SUPPLEMENT

     The prospectus supplement will provide information relating to the debt securities and the following terms of the debt securities, to the extent such terms are applicable to the debt securities described in a particular prospectus supplement:

     - classification as senior or subordinated debt securities;

     - ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries' debt;

     - if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

     - the specific designation, aggregate principal amount, purchase price and denomination of such debt securities;

     - currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable;

     - any date of maturity;

     - interest rate or rates, if any or the method by which such rate will be determined;

     - the dates on which any such interest will be payable;

     - the place or places where the principal of and interest, if any, on the debt securities will be payable;

     - any redemption or sinking fund provisions;

     - whether the debt securities will be issuable in registered or bearer form or both and, if debt securities in bearer form are issuable, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of debt securities in bearer form;

     - any applicable United States federal income tax consequences, including whether and under what circumstances Williams will pay additional amounts on debt securities held by a person who is not a U.S. Person, as defined in the prospectus supplement, in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether Williams will have the option to redeem such debt securities rather than pay such additional amounts; and

     - any other specific terms of the debt securities, including any additional events of default or covenants with respect to such debt securities.

     Holders of debt securities may present debt securities for exchange in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Holders of registered debt securities may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Williams will provide such services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable indenture. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

INTEREST RATE

     Debt securities that bear interest will do so at a fixed rate or a floating rate. Williams will sell at a discount below stated principal amount any debt securities which bear no interest or which bear interest at a rate that at the time of issuance which is below the prevailing market rate.
The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

     - any discounted debt securities; or

     - certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

REGISTERED GLOBAL SECURITIES

     Williams may issue registered debt securities of a series in the form of one or more fully registered global securities. Williams will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. Williams will then issue one or more registered global securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

     - by the depositary for the registered global security to a nominee of the depositary;

     - by a nominee of the depositary to the depositary or another nominee of the depositary; or

     - by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

     The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of the debt securities to be represented by a registered global security. Williams anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with this depositary. These persons are referred to as "participants." Any underwriters or agents participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

     So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security

     - may not have the debt securities represented by a registered global security registered in their names;

     - will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

     - will not be considered the owners or holders of debt securities represented by a registered global security under the applicable indenture.

PAYMENT OF INTEREST AND PRINCIPAL


     Williams will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Williams, the trustees or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for


     - any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security; or

     - maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     Williams expects that the depositary, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary's records. Williams also expects that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in "street names." Williams also expects that such payout will be the responsibility of participants.

     Williams will issue debt securities in definitive form in exchange for the registered global security if:

     - the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary; and

     - Williams does not appoint a successor depositary within ninety days.

     In addition, Williams may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities. In such event, Williams will issue debt securities of this series in definitive form in exchange for all of the registered global security or securities representing these debt securities.

SENIOR DEBT

     Williams will issue under the senior debt indenture the debt securities and any coupons that will constitute part of the senior debt of Williams. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of Williams.

SUBORDINATED DEBT

     Williams will issue under the subordinated debt indenture the debt securities and any coupons that will constitute part of the subordinated debt of Williams. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all "senior indebtedness" of Williams. The subordinated debt indenture defines "senior indebtedness" as obligations of, or guaranteed or assumed by, Williams for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. "Senior indebtedness" does not include nonrecourse obligations, the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See subordinated debt indenture, section 1.1.

     In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

     - any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern Williams or a substantial part of its property;

     - a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

     - the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 5.1 of the subordinated debt indenture. This declaration must not have been rescinded and annulled as provided in the subordinated debt indenture.

     If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

CERTAIN COVENANTS OF WILLIAMS

     Liens. The senior debt indenture refers to any instrument securing indebtedness, such as a mortgage, pledge, lien, security interest or encumbrance on any property of Williams, as a "mortgage." The senior debt indenture further provides that, subject to certain exceptions, Williams will not, nor will it permit any subsidiary to, issue, assume or guarantee any indebtedness secured by a mortgage unless Williams provides equal and proportionate security for the senior debt securities Williams issues under the senior debt indenture. Among these exceptions are

     - certain purchase money mortgages;

     - certain preexisting mortgages on any property acquired or constructed by Williams or a subsidiary;

     - certain mortgages created within one year after completion of such acquisition or construction;

     - certain mortgages created on any contract for the sale of products or services related to the operation or use of any property acquired or constructed within one year after completion of such acquisition or construction;

     - mortgages on property of a subsidiary existing at the time it became a subsidiary of Williams; and

     - mortgages, other than as specifically excepted, in an aggregate amount which, at the time of, and after giving effect to, the incurrence does not exceed five percent of Consolidated Net Tangible Assets. See the senior debt indenture, section 3.6.

     Consolidation, Merger, Conveyance of Assets. Each indenture provides, in general, that Williams will not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

     - the corporation, limited liability company, limited partnership, joint stock company or trust formed by such consolidation or into which Williams is merged or the person which acquires such assets expressly assumes Williams' obligations under the applicable indenture and the debt securities issued under this indenture; and

     - immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing. See section 9.1.

     Event Risk. Except for the limitations on liens described above, neither indenture nor the debt securities contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction involving Williams.

EVENT OF DEFAULT

     In general, each indenture defines an Event of Default with respect to debt securities of any series issued under such indenture as being:

     (a)default in payment of any principal of the debt securities of such series, either at maturity, upon any redemption, by declaration or otherwise;

    (b) default for 30 days in payment of any interest on any debt securities of such series unless otherwise provided;

     (c)default for 90 days after written notice in the observance or performance of any covenant or warranty in the debt securities of such series or such Indenture other than

        - default in or breach of a covenant which is dealt with otherwise below or

        - if certain conditions are met, if the events of default described in this clause (c) are the result of changes in generally accepted accounting principles; or

    (d) certain events of bankruptcy, insolvency or reorganization of Williams. See section 5.1.

     In general, each indenture provides that if an Event of Default described in clause (a) or (b) above or in (c) above occurs and does not affect all series of debt securities then outstanding, the trustee or the holders of debt securities may then declare the following amounts to be due and payable immediately:

     - the entire principal of all debt securities of each series affected by the Event of Default; and

     - the interest accrued on such principal.

     Such a declaration by the holders requires the approval of at least 25 percent in principal amount of the debt securities of each series issued under the applicable indenture and then outstanding, treated as one class, which are affected by the Event of Default.

     Each indenture also generally provides that if a default described in clause (c) above which is applicable to all series of debt securities then outstanding or certain events of bankruptcy, insolvency and reorganization of Williams occur and are continuing, the trustee or the holders of debt securities may declare the entire principal of all such debt securities and interest accrued thereon to be due and payable immediately.

     Such a declaration by the holders requires the approval of at least 25 percent in principal amount of all debt securities issued under the applicable indenture and then outstanding, treated as one class. Upon certain conditions, the holders of a majority in aggregate principal amount of the debt securities of all such affected series then outstanding may annul such declarations and waive the past defaults. However, the majority holders may not annul or waive a continuing default in payment of principal of, premium, if any, or interest on such debt securities. See sections 5.1 and 5.10.

     Each indenture provides that the holders of debt securities issued under that indenture, treated as one class, will indemnify the trustee before the trustee exercises any of its rights or powers under this indenture. Such indemnification is subject to the trustee's duty to act with the required standard of care during a default. See section 6.2. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected, treated as one class, issued under the applicable indenture may direct the time, method and place of

     - conducting any proceeding for any remedy available to the trustee or of

     - exercising any trust or power conferred on the trustee.

This right of the holders of debt securities is, however, subject to the provisions in each indenture providing for the indemnification of the trustee and other specified limitations. See section 5.9.

     In general, each indenture provides that holders of debt securities issued under that indenture may only institute an action against Williams under such indenture if the following four conditions are fulfilled:

     - the holder previously has given to the trustee written notice of default and the default continues;

     - the holders of at least 25 percent in principal amount of the debt securities of each affected series (treated as one class) issued under the applicable indenture and then outstanding have both (1) requested the trustee to institute such action and (2) offered the trustee reasonable indemnity;

     - the trustee has not instituted such action within 60 days of receipt of such request; and

     - the trustee has not received direction inconsistent with such written request by the holders of a majority in principal amount of the debt securities of each affected series (treated as one class) issued under the applicable indenture and then outstanding. See sections 5.6, 5.7 and 5.9.

     The above four conditions do not apply to actions by holders of the debt securities under the applicable indenture against Williams for payment of principal or interest on or after the due date provided. Each indenture contains a covenant that Williams will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. See section 3.5.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Williams can discharge or defease its obligations under each indenture as set forth below. See section 10.1.

     Under terms satisfactory to the trustee, Williams may discharge certain obligations to holders of any series of debt securities issued under the applicable indenture which have not already been delivered to the trustee for cancellation. Such debt securities must also

     - have become due and payable;

     - be due and payable by their terms within one year; or

     - be scheduled for redemption within by their terms within one year.

     Williams may redeem any series of debt securities by irrevocably depositing an amount certified to be sufficient to pay at maturity or upon redemption the principal of and interest on such debt securities. Williams may make such deposit in cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations, as defined in the applicable indenture.

     Williams may also, upon satisfaction of the conditions listed below, discharge certain obligations to holders of any series of debt securities issued under such indenture at any time ("Defeasance"). Under terms satisfactory to the trustee, Williams may be released with respect to any outstanding series of debt securities issued under the relevant indenture from the obligations imposed by sections 3.6 and 9.1, in the case of the senior debt indenture, and section 9.1, in the case of the subordinated debt indenture. These sections contain the covenants described above limiting liens and consolidations, mergers and conveyances of assets. Also under terms satisfactory to the trustee, Williams may omit to comply with these sections without creating an Event of Default ("Covenant Defeasance"). Defeasance or Covenant Defeasance may be effected only if, among other things:

     - Williams irrevocably deposits with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government obligations as trust funds in an amount certified to be sufficient to pay at maturity or upon redemption the principal of and interest on all outstanding debt securities of such series issued under the applicable indenture;

     - Williams delivers to the trustee an opinion of counsel to the effect that the holders of this series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance or Covenant Defeasance. Such opinion must further state that these holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if Defeasance or Covenant Defeasance had not occurred. In the case of a Defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the applicable indenture, since this result would not occur under current tax law;

     - in the case of the subordinated debt indenture, no event or condition shall exist that, pursuant to certain provisions described under "-- Subordinated Debt" above, would prevent Williams from making payments of principal of or interest on the subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date; and

     - in the case of the subordinated indenture, Williams delivers to the trustee for the subordinated debt indenture an opinion of counsel to the effect that

       (1) the trust funds will not be subject to any rights of holders of senior indebtedness and

       (2) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

     If a court were to rule under any such law in any case or proceeding that the trust funds remained property of Williams, counsel must give its opinion only with respect to:

       (1) the trustee's valid and perfected security interest in these trust funds;

       (2) adequate protection of holders of the subordinated debt securities interests in these funds; and

       (3) no prior rights of holders of senior debt securities in property or interests granted to the trustee or holders of the subordinated debt securities in exchange for or with respect to these trust funds.

MODIFICATION OF THE INDENTURES

     Each indenture provides that Williams and the trustee may enter into supplemental indentures which conform to the provisions of the Trust Indenture Act of 1939 without the consent of the holders to, in general:

     - secure any debt securities;

     - evidence the assumption by a successor person of the obligations of Williams;

     - add further covenants for the protection of the holders;

     - cure any ambiguity or correct any inconsistency in that indenture, so long as such action will not adversely affect the interests of the holders;

     - establish the form or terms of debt securities of any series; and

     - evidence the acceptance of appointment by a successor trustee. See section 8.1.

     Each indenture also permits Williams and the trustee to

     - add any provisions to that indenture;

     - change in any manner that indenture;

     - eliminate any of the provisions of that indenture; and

     - modify in any way the rights of the holders of debt securities of each series affected.

     All of the above actions require the consent of the holders of at least a majority in principal amount of debt securities of each series issued under that indenture then outstanding and affected. These holders will vote as one class to approve such changes.

     Such changes must, however, conform to the Trust Indenture Act of 1939 and Williams and the trustee may not, without the consent of each holder of outstanding debt securities affected thereby:

     - extend the final maturity of the principal of any debt securities;

     - reduce the principal amount of any debt securities;

     - reduce the rate or extend the time of payment of interest on any debt securities;

     - reduce any amount payable on redemption of any debt securities;

     - change the currency in which the principal, including any amount in respect of original issue discount, or interest on any debt securities is payable;

     - reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     - alter certain provisions of the indenture relating to debt securities not denominated in U.S. dollars or for which conversion to another currency is required to satisfy the judgment of any court;

     - impair the right to institute suit for the enforcement of any payment on any debt securities when due; or

     - reduce the percentage in principal amount of debt securities of any series issued under the applicable indenture, the consent of the holders of which is required for any such modification. See section 8.2.

     The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be adversely affected by such an amendment. See the subordinated debt indenture, section 8.6.

CONCERNING THE TRUSTEE

     The trustee is one of a number of banks with which Williams, its parent and its subsidiaries maintain ordinary banking relationships and with which Williams and its subsidiaries and affiliates maintain credit facilities.

               LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

     Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the prospectus supplement in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

                         DESCRIPTION OF PREFERRED STOCK


     Under the Williams' certificate of incorporation, as amended, Williams is authorized to issue up to 30,000,000 shares of preferred stock, par value $1.00 per share, in one or more series. At December 31, 1998, approximately one million eight-hundred thousand (1,800,000) shares of preferred stock were outstanding. The following description of preferred stock sets forth certain general terms and provisions of the series of preferred stock to which any prospectus supplement may relate. The prospectus supplement relating to a particular series of preferred stock will describe certain other terms of such series of preferred stock. If so indicated in the prospectus supplement relating to a particular series of preferred stock, the terms of any such series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the related prospectus supplement are not complete and are qualified in their entirety by reference to the certificate of incorporation and to the certificate of designation relating to that series of preferred stock.


     The rights of the holders of each series of preferred stock will be subordinate to those of Williams' general creditors.

GENERAL TERMS OF THE PREFERRED STOCK

     The certificate of incorporation will set forth the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the preferred stock of each series. To the extent the certificate of incorporation does not set forth such rights and limitations, they shall be fixed by the certificate of designation relating to such series. A prospectus supplement, relating to each series, shall specify the terms of the preferred stock as follows:

     - the distinctive designation of such series and the number of shares which shall constitute such series;

     - the rate of dividends, if any, payable on shares of such series, the dates, if any, from which such dividends shall accrue, the dates when such dividends shall be payable, and whether such dividends shall be cumulative or noncumulative;

     - the amounts which the holders of the preferred stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of Williams; and

     - whether or not the preferred stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption.

     The prospectus supplement may, in a manner not inconsistent with the provisions of the certificate of incorporation:

     - limit the number of shares of such series which may be issued;

     - provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series; set forth the terms and provisions governing the operation of any such fund; and establish the status as to reissue of shares of preferred stock purchased or otherwise reacquired or redeemed or retired through the operation of such sinking or purchase fund;

     - grant voting rights to the holder of shares of such series, in addition to and not inconsistent with those granted by the certificate of incorporation to the holders of preferred stock;

     - impose conditions or restrictions upon the creation of indebtedness of Williams or upon the issue of additional preferred stock or other capital stock ranking equally with or prior to such preferred stock or capital stock as to dividends or distribution of assets on liquidation;

     - impose conditions or restrictions upon the payment of dividends upon, the making of other distributions to or the acquisition of junior stock;

     - grant to the holders of the preferred stock of such series the right to convert such stock into shares of another series or class of capital stock; and

     - grant such other special rights to the holders of shares of such series as the board of directors may determine and as shall not be inconsistent with the provisions of the certificate of incorporation.

DIVIDENDS

     Holders of the preferred stock of any series shall be entitled to receive, when and as declared by the board of directors, preferential dividends in cash at the rate per annum, if any, fixed for such series. Such entitlement will be subject to any limitations specified in the certificate of designation providing for the issuance of a particular series of preferred stock. The certificate of designation providing for the issuance of preferred stock of such series may specify the date on which such preferential dividends are payable. Such preferential dividends shall further be payable to stockholders of record on a date which precedes each such dividend payment date which the board of directors has fixed in advance of each such particular dividend.

     Each share of preferred stock shall rank on a parity with each other share of preferred stock, irrespective of series, with respect to preferential dividends accrued on the shares of such series. Williams will not declare or pay any dividend nor will it set apart a dividend for payment for the preferred stock of any series unless at the same time (1) Williams declares or pays a dividend in like proportion to the dividends accrued upon the preferred stock of each other series or (2) Williams sets apart a dividend for payment on preferred stock of each other series then outstanding. This does not, however, prevent Williams from authorizing or issuing one or more series of preferred stock bearing dividends subject to contingencies as to the existence or amount of earnings of Williams during one or more fiscal periods, or as to other events, to which dividends on other series of preferred stock are not subject.

     So long as any shares of preferred stock remain outstanding, Williams will not, unless all dividends accrued on outstanding shares of preferred stock for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment of such dividends set apart:

     - pay or declare any dividends whatsoever, whether in cash, stock or otherwise;

     - make any distribution on any class of junior stock;

     - purchase, retire or otherwise acquire for valuable consideration any shares of preferred stock (subject to certain limitations) or junior stock.

     The ability of Williams, as a holding company, to pay dividends on the preferred stock will depend upon the payment of dividends, interest or other charges by subsidiaries to it. Debt instruments of certain subsidiaries of Williams limit the amount of payments to Williams which could affect the amount of funds available to Williams to pay dividends on the preferred stock.

     First Chicago Trust Company of New York is the registrar, transfer agent and dividend disbursing agent for the shares of the preferred stock.

REDEMPTION

     With the approval of its board of directors, Williams may redeem all or any part of the preferred stock of any series which by its terms is redeemable. Redemption will take place at the time or times and on the terms and conditions fixed for such series. Williams must duly give notice in the manner provided in the certificate of designation providing for this series. Williams must pay for preferred stock in cash the sum fixed for this series, together, in each case, with an amount equal to accrued and unpaid dividends thereon. The certificate of designation providing for a series of preferred stock which is subject to redemption may provide that the shares will no longer be deemed outstanding, and all rights with respect to such shares, including the accrual of further dividends, other than the right to receive the redemption price of such shares without interest, will cease upon two conditions:

     - Williams has given notice of redemption of all or part of the shares of this series and

     - Williams has set aside or deposited with a suitable depositary for the proportionate benefit of the shares called for redemption the redemption price of these shares, together with accrued dividends to the date fixed as the redemption date.

     Redemption will also terminate the right of holders of the preferred stock to accrual of further dividends, but it will not terminate the right of holders of the shares redeemed to receive the redemption price for these shares without interest.

VOTING RIGHTS

     The preferred stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders, except as:

     - as stated in this prospectus;

     - expressly provided by law; or

     - provided in the certificate of designation of such series of preferred stock.

     On any matters on which the holders of the preferred stock or any series thereof shall be entitled to vote separately as a class or series, they shall be entitled to one vote for each share held.

     So long as any shares of preferred stock are outstanding, Williams shall not redeem or otherwise acquire for value any shares of the preferred stock or of any other stock ranking on a parity with the preferred stock concerning dividends or distribution of assets on liquidation during the continuance of any default in the payment of dividends on the preferred stock. Holders of a majority of the number of shares of preferred stock outstanding at the time may, however, permit such a redemption by giving their consent in person or in proxy, either in writing or by vote at any annual meeting or any special meeting called for the purpose.

LIQUIDATION RIGHTS

     In the event of any liquidation, dissolution or winding up of the affairs of Williams, voluntary or involuntary, the holders of the preferred stock of the respective series are entitled to be paid in full

     - the respective amount fixed in the certificate of designation providing for the issue of shares of such series,

     - plus a sum equal to all accrued and unpaid dividends on the shares of preferred stock to the date of payment of such dividends. Williams must have made this payment in full to the holders of the preferred stock before Williams may make any distribution or payment to the holders of any class of stock of Williams ranking junior to the preferred stock as to dividends or distribution of assets on liquidation. After Williams has made this payment in full to the holders of the preferred stock, the remaining assets and funds of Williams will be distributed among the holders of the stocks of Williams ranking junior to the preferred stock according to their rights. If the assets of Williams available for distribution to holders of preferred stock are sufficient to make the payment required to be made in full, these assets will be distributed to the holders of shares of preferred stock proportionately to the amounts payable upon each share of preferred stock.

CURRENTLY OUTSTANDING PREFERRED STOCK

     Williams currently has two series of preferred stock outstanding, each of which is briefly described below. The preferred stock to be offered by this prospectus will not include either of the outstanding series.

     The first outstanding series is the Cumulative Convertible preferred stock, $3.50 Series. Holders of $3.50 Preferred Stock are entitled to receive an annual cash dividend of $3.50 per share. The dividends are payable in quarterly installments, and are cumulative from the date of initial issuance. Williams may redeem the shares of $3.50 Preferred Stock after November 1, 1999. The $3.50 Preferred Stock ranks prior to the Series A Junior Participating preferred stock, described below, as well as all other shares of capital stock of Williams currently outstanding.

     The second currently outstanding series of preferred stock is the Series A Junior Participating preferred stock. Holders of Junior Preferred Stock are entitled to receive quarterly dividends payable in cash of an amount per share equal to

     - the greater of (a) $120 or (b) 1200 times the aggregate per share amount of all cash dividends, plus

     - 1200 times the aggregate per share amount payable in kind of all non-cash dividends or other distributions other than dividends payable in common stock, since the immediately preceding quarterly dividend payment date.

     The dividends on the Junior Preferred Stock are cumulative. Holders of Junior Preferred Stock have voting rights entitling them to 1200 votes per share on all matters submitted to a vote of the stockholders of Williams. The Junior Preferred Stock is not redeemable. The Junior Preferred Stock ranks junior to all other series of Williams' preferred stock as to the payment of dividends and the distribution of assets unless the terms of such series specify otherwise.

                              PLAN OF DISTRIBUTION

     Williams may sell the securities through agents, through underwriters, through dealers and directly to purchasers.

     Agents designated by Williams from time to time may solicit offers to purchase the securities. The prospectus supplement will name any such agent who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered. The prospectus supplement will also set forth any commissions payable by Williams to such agent. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If Williams uses any underwriters in the sale, Williams will enter into an underwriting agreement with such underwriters at the time of sale to them. The prospectus supplement which the underwriter will use to make resales to the public of the securities in respect of which this prospectus is delivered will set forth the names of the underwriters and the terms of the transaction.

     If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, Williams will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, dealers and underwriters may be entitled under agreements entered into with Williams to indemnification by Williams against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect of such civil liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Williams in the ordinary course of business.

     One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Williams and such remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Williams and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements which may be entered into with Williams to indemnification by Williams against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Williams in the ordinary course of business.

     If the prospectus supplement so indicates, Williams will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from Williams at the public offering price set forth in the prospectus supplement. Such solicitation will occur pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

     Each series of debt securities offered will be a new issue of securities and will have no established trading market. Such debt securities offered may or may not be listed on a national securities exchange. Williams cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market.

                                    EXPERTS


     As set forth in their report incorporated by reference in this prospectus, Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of Williams for the three years ended December 31, 1998, which appear in Williams' Annual Report on Form 10-K for the year ended December 31, 1998. Such report of Ernst & Young LLP is based in part on the report of Deloitte & Touche LLP, independent auditors, on the consolidated financial statements of MAPCO Inc. for each of the years ended December 31, 1997, and December 31, 1996. Such report of Deloitte & Touche LLP appears in Williams' Annual Report on Form 10-K and is incorporated by reference in this prospectus. The report of Deloitte & Touche LLP expresses an unqualified opinion and includes explanatory paragraphs relating to certain litigation to which MAPCO Inc. is a defendant and the change in its method of accounting for business process reengineering activities to conform to the consensus reached by the Emerging Issues Task Force in Issue No. 97-13. Williams' consolidated financial statements and schedule for the three years ended December 31, 1998, which appear in Williams Annual Report on Form 10-K are incorporated in this prospectus by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.



     The consolidated financial statements and schedules of Williams included in or incorporated by reference in any documents filed pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering will be so included or incorporated by reference in reliance upon the reports of independent auditors pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such independent auditors as experts in accounting and auditing.


                                 LEGAL MATTERS


     William G. von Glahn, Senior Vice President and General Counsel of Williams will pass upon certain legal matters for Williams in connection with the securities offered by this prospectus. Davis Polk & Wardwell, New York, New York will pass upon certain legal matters for the underwriters in connection with the securities offered by this prospectus. As of the date of this prospectus, Mr. von Glahn beneficially owns, directly or indirectly approximately 177,527 shares of Williams' common stock and also has exercisable options to purchase an additional 93,838 shares of Williams' common stock. Pursuant to its by-laws, Williams is required to indemnify Mr. von Glahn to the fullest extent permitted by Delaware law against any expenses actually and reasonably incurred by him in connection with any action, suit or proceeding in which he is made party by reason of his being an offer of Williams. Williams also maintains directors' and officers' liability insurance under which Mr. von Glahn is insured against certain expenses and liabilities.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the approximate amount of the fees and expenses payable by Williams in connection with the offering described in this Registration Statement:


                                                              APPROXIMATE
                                                                AMOUNT
                                                              -----------
Securities and Exchange Commission registration fee.........   $271,050
Printing and engraving expenses.............................     50,000
Accounting fees and expenses................................     50,000
Legal fees and expenses.....................................     85,000
Trustees' fees..............................................     12,000
Fees of rating agencies.....................................     50,000
Miscellaneous expenses......................................     31,950
                                                               --------
          TOTAL.............................................   $550,000
                                                               ========


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Williams, a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding in which such person is made party by reason of their being or having been a director, officer, employee or agent of Williams. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of Williams provide for indemnification by Williams of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, Williams has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and to the extent insurance is maintained, for the continued coverage of such individuals.

     Policies of insurance are maintained by Williams under which the directors and officers of Williams are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *1.1            -- Form of Underwriting Agreement (filed as Exhibit 1.1 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *1.2            -- Form of Distribution Agreement (filed as Exhibit 1.2 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.1            -- Form of Senior Debt Indenture (filed as Exhibit 4.1 to
                            the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.2            -- Form of Subordinated Debt Indenture (filed as Exhibit 4.2 to the Registration Statement on Form S-3 dated September
                            8, 1997).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *4.3            -- Form of Floating Rate Senior Note (filed as Exhibit 4.3 to the Registration Statement on Form S-3 dated September
                            8, 1997).
         *4.4            -- Form of Fixed Rate Senior Note (filed as Exhibit 4.4 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.5            -- Form of Floating Rate Subordinated Note (filed as Exhibit
                            4.5 to the Registration Statement on Form S-3 dated
                            September 8, 1997).
         *4.6            -- Form of Fixed Rate Subordinated Note (filed as Exhibit
                            4.6 to the Registration Statement on Form S-3 dated
                            September 8, 1997).
         *4.7            -- Restated Certificate of Incorporation of Williams (filed as Exhibit 4(a) to Form 8-B Registration Statement, filed
                            August 20, 1987).
         *4.8            -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated February 26, 1998 (filed as Exhibit
                            3(d) to Form 10-K for the fiscal year ended December 31,
                            1997).
         *4.9            -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated May 16, 1997 (filed as Exhibit 4.3
                            to the Registration Statement on Form S-8 filed November
                            21, 1997).
         *4.10           -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated May 20, 1994 (filed as Exhibit 3(d)
                            to Form 10-K for the fiscal year ended December 31,
                            1994).
         *4.11           -- Certificate of Designation with respect to the $3.50
                            Cumulative Convertible Preferred Stock (filed as Exhibit
                            3.1(c) to the Prospectus and Information Statement to
                            Amendment No. 2 to the Registration Statement on Form
                            S-4, filed March 30, 1995).
         *4.12           -- Certificate of Increase of Authorized Number of Shares of
                            Series A Junior Participating Preferred Stock (filed as
                            Exhibit 3(f) to Form 10-K for the fiscal year ended
                            December 31, 1995).
         *4.13           -- Certificate of Increase of Authorized Number of Shares of
                            Series A Junior Participating Preferred Stock, dated
                            December 31, 1997, (filed as Exhibit 3(g) to Form 10-K
                            for the fiscal year ended December 31, 1997).
         *4.14           -- Rights Agreement, dated as of February 6, 1996, between
                            Williams and First Chicago Trust Company of New York
                            (filed as Exhibit 4 to the Williams'
                            Form 8-K, filed January 24, 1996).
         *4.15           -- By-laws of Williams, as amended (filed, as amended, as
                            Exhibit 3 to
                            Form 10-Q for the quarter ended September 30, 1996).
         *4.16           -- Form of Senior Debt Indenture between Williams and Chase
                            Manhattan Bank (formerly Chemical Bank), Trustee,
                            relating to the 10 1/4% Debentures, due 2020; the 9 3/8%
                            Debentures, due 2021; the 8 1/4% Notes, due 1998;
                            Medium-Term Notes (9.10%-9.31%), due 2001; the 7 1/2%
                            Notes, due 1999, and the 8 7/8% Debentures, due 2012
                            (filed as Exhibit 4.1 to Form S-3 Registration Statement
                            No. 33-33294, filed February 2, 1990).
         *4.17           -- U.S. $1,000,000,000 Second Amended and Restated Credit
                            Agreement, dated as of July 23, 1997, among Williams and
                            certain of its subsidiaries, and the lenders named
                            therein and Citibank, N.A., as agent (filed as Exhibit
                            4.16 to the Registration Statement on Form S-3 dated
                            September 8, 1997).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *4.18           -- Form of Senior Debt Indenture between Williams and The
                            First National Bank of Chicago, Trustee, relating to
                            6.50% Notes due 2002; 6.625% Notes due 2004; floating
                            rate notes due 2000; 6 1/8% Notes due 2001; and 6 1/8%
                            Mandatory Putable/Remarketable Securities due 2012 (filed
                            as Exhibit 4.1 to the Registration Statement on Form S-3
                            filed September 8, 1997).
         *4.19           -- Form of Debenture representing $360,000,000 principal
                            amount of 6% Convertible Subordinated Debenture Due 2005
                            (filed as Exhibit 4.7 to the Registration Statement on
                            Form S-8, filed August 30, 1996).
          5              -- Opinion and consent of counsel of Williams, relating to the validity of the Securities.
        *12              -- Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 in Williams' Current Report on Form 8-K
                            dated May 18, 1998, and as Exhibit 12 to the Williams'
                            Form 10-Q for the quarter ended September 30, 1998).
         23.1            -- Consent of Ernst & Young LLP.
         23.2            -- Consent of Deloitte & Touche LLP.
         23.3            -- Consent of counsel (contained in Exhibit 5).
        *24.1            -- Powers of Attorney (filed as Exhibit 24.1 to the
                            Registration Statement on Form S-3 filed October 26,
                            1998).
        *24.2            -- Certified copy of resolutions authorizing signatures
                            pursuant to power of attorney (filed as Exhibit 24.2 to
                            the Registration Statement on Form S-3 filed October 26,
                            1998).
        *25.1            -- Statement of Eligibility and Qualification on Form T-1
                            for Senior Debt Indenture (filed as Exhibit 25.1 to the
                            Registration Statement on Form S-3 filed October 26,
                            1998).
        *25.2            -- Statement of Eligibility and Qualification on Form T-1
                            for Subordinated Debt Indenture (filed as Exhibit 25.2 to
                            the Registration Statement on Form S-3 filed October 26,
                            1998).
        *99              -- Report of Deloitte & Touche LLP, independent auditors, on the consolidated financial statements of MAPCO Inc. for
                            the two-year period ended December 31, 1997 (filed as
                            Exhibit 99 to Form 10-K for the fiscal year ended
                            December 31, 1998).


---------------

* Such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     Williams hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Williams' annual report pursuant to
Section 13(a) of 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (sec.230,424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Williams pursuant to the foregoing provisions, or otherwise, Williams has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by Williams of expenses incurred or paid by a director, officer or controlling person of Williams in a successful defense of any action, suit or proceeding) is asserted against Williams by such director, officer or controlling person in connection with the securities being registered, Williams will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 23rd day of April, 1999.


                                            THE WILLIAMS COMPANIES, INC.
                                                    (Registrant)

                                    By:         /s/ SHAWNA L. GEHRES
                                       -----------------------------------------
                                                   Shawna L. Gehres
                                                   Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated:


                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                 /s/ KEITH E. BAILEY                   Chairman of the Board &
-----------------------------------------------------    President (principal
                  Keith E. Bailey*                       executive officer)

                /s/ JACK D. MCCARTHY                   Senior Vice President,
-----------------------------------------------------    Treasurer & Assistant
                  Jack D. McCarthy*                      Secretary (principal
                                                         financial officer)

                 /s/ GARY R. BELITZ                    Controller (principal
-----------------------------------------------------    accounting officer)
                   Gary R. Belitz*

                  /s/ GLENN A. COX                     Director                          April 23, 1999
-----------------------------------------------------
                    Glenn A. Cox*

              /s/ THOMAS H. CRUIKSHANK                 Director
-----------------------------------------------------
                Thomas H. Cruikshank*

                /s/ WILLIAM E. GREEN                   Director
-----------------------------------------------------
                  William E. Green*

               /s/ PATRICIA L. HIGGINS                 Director
-----------------------------------------------------
                Patricia L. Higgins*

                  /s/ W. R. HOWELL                     Director
-----------------------------------------------------
                    W. R. Howell*

               /s/ ROBERT J. LAFORTUNE                 Director
-----------------------------------------------------
                Robert J. Lafortune*

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                 /s/ JAMES C. LEWIS                    Director
-----------------------------------------------------
                   James C. Lewis*

               /s/ JACK A. MACALLISTER                 Director
-----------------------------------------------------
                Jack A. MacAllister*

                /s/ FRANK T. MACINNIS                  Director
-----------------------------------------------------
                 Frank T. MacInnis*

                 /s/ PETER C. MEINIG                   Director
-----------------------------------------------------
                  Peter C. Meinig*

                   /s/ KAY A. ORR                      Director                          April 23, 1999
-----------------------------------------------------
                     Kay A. Orr*

                /s/ GORDON R. PARKER                   Director
-----------------------------------------------------
                  Gordon R. Parker*

               /s/ JOSEPH H. WILLIAMS                  Director
-----------------------------------------------------
                 Joseph H. Williams*

              *By /s/ SHAWNA L. GEHRES
  -------------------------------------------------
                  Shawna L. Gehres
                  Attorney-in-Fact

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *1.1            -- Form of Underwriting Agreement (filed as Exhibit 1.1 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *1.2            -- Form of Distribution Agreement (filed as Exhibit 1.2 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.1            -- Form of Senior Debt Indenture (filed as Exhibit 4.1 to
                            the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.2            -- Form of Subordinated Debt Indenture (filed as Exhibit 4.2 to the Registration Statement on Form S-3 dated September
                            8, 1997).
         *4.3            -- Form of Floating Rate Senior Note (filed as Exhibit 4.3 to the Registration Statement on Form S-3 dated September
                            8, 1997).
         *4.4            -- Form of Fixed Rate Senior Note (filed as Exhibit 4.4 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.5            -- Form of Floating Rate Subordinated Note (filed as Exhibit
                            4.5 to the Registration Statement on Form S-3 dated
                            September 8, 1997).
         *4.6            -- Form of Fixed Rate Subordinated Note (filed as Exhibit
                            4.6 to the Registration Statement on Form S-3 dated
                            September 8, 1997).
         *4.7            -- Restated Certificate of Incorporation of Williams (filed as Exhibit 4(a) to Form 8-B Registration Statement, filed
                            August 20, 1987).
         *4.8            -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated February 26, 1998 (filed as Exhibit
                            3(d) to Form 10-K for the fiscal year ended December 31,
                            1997).
         *4.9            -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated May 16, 1997 (filed as Exhibit 4.3
                            to the Registration Statement on Form S-8 filed November
                            21, 1997).
         *4.10           -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated May 20, 1994 (filed as Exhibit 3(d)
                            to Form 10-K for the fiscal year ended December 31,
                            1994).
         *4.11           -- Certificate of Designation with respect to the $3.50
                            Cumulative Convertible Preferred Stock (filed as Exhibit
                            3.1(c) to the Prospectus and Information Statement to
                            Amendment No. 2 to the Registration Statement on Form
                            S-4, filed March 30, 1995).
         *4.12           -- Certificate of Increase of Authorized Number of Shares of
                            Series A Junior Participating Preferred Stock (filed as
                            Exhibit 3(f) to Form 10-K for the fiscal year ended
                            December 31, 1995).
         *4.13           -- Certificate of Increase of Authorized Number of Shares of
                            Series A Junior Participating Preferred Stock, dated
                            December 31, 1997, (filed as Exhibit 3(g) to Form 10-K
                            for the fiscal year ended December 31, 1997).
         *4.14           -- Rights Agreement, dated as of February 6, 1996, between
                            Williams and First Chicago Trust Company of New York
                            (filed as Exhibit 4 to Williams' Form 8-K, filed January
                            24, 1996).
         *4.15           -- By-laws of Williams, as amended (filed, as amended, as
                            Exhibit 3 to
                            Form 10-Q for the quarter ended September 30, 1996).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *4.16           -- Form of Senior Debt Indenture between Williams and Chase
                            Manhattan Bank (formerly Chemical Bank), Trustee,
                            relating to the 10 1/4% Debentures, due 2020; the 9 3/8%
                            Debentures, due 2021; the 8 1/4% Notes, due 1998;
                            Medium-Term Notes (9.10%-9.31%), due 2001; the 7 1/2%
                            Notes, due 1999, and the 8 7/8% Debentures, due 2012
                            (filed as Exhibit 4.1 to Form S-3 Registration Statement
                            No. 33-33294, filed February 2, 1990).
         *4.17           -- U.S. $1,000,000,000 Second Amended and Restated Credit
                            Agreement, dated as of July 23, 1997, among Williams and
                            certain of its subsidiaries, and the lenders named
                            therein and Citibank, N.A., as agent (filed as Exhibit
                            4.16 to the Registration Statement on Form S-3 dated
                            September 8, 1997).
         *4.18           -- Form of Senior Debt Indenture between Williams and The
                            First National Bank of Chicago, Trustee, relating to
                            6.50% Notes due 2002; 6.625% Notes due 2004; floating
                            rate notes due 2000; 6 1/8% Notes due 2001; and 6 1/8%
                            Mandatory Putable/ Remarketable Securities due 2012
                            (filed as Exhibit 4.1 to the Registration Statement on
                            Form S-3 filed September 8, 1997).
         *4.19           -- Form of Debenture representing $360,000,000 principal
                            amount of 6% Convertible Subordinated Debenture Due 2005
                            (filed as Exhibit 4.7 to the Registration Statement on
                            Form S-8, filed August 30, 1996).
          5              -- Opinion and consent of counsel of Williams, relating to the validity of the Securities.
        *12              -- Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 in Williams' Current Report on Form 8-K
                            dated May 18, 1998, and as Exhibit 12 to the Williams'
                            Form 10-Q for the quarter ended September 30, 1998).
         23.1            -- Consent of Ernst & Young LLP.
         23.2            -- Consent of Deloitte & Touche LLP.
         23.3            -- Consent of counsel (contained in Exhibit 5).
        *24.1            -- Powers of Attorney (filed as Exhibit 24.1 to the
                            Registration Statement on Form S-3 filed October 26,
                            1998).
        *24.2            -- Certified copy of resolutions authorizing signatures
                            pursuant to power of attorney (filed as Exhibit 24.2 to
                            the Registration Statement on Form S-3 filed October 26,
                            1998).
        *25.1            -- Statement of Eligibility and Qualification on Form T-1
                            for Senior Debt Indenture (filed as Exhibit 25.1 to the
                            Registration Statement on Form S-3 filed October 26,
                            1998).
        *25.2            -- Statement of Eligibility and Qualification on Form T-1
                            for Subordinated Debt Indenture (filed as Exhibit 25.2 to
                            the Registration Statement on Form S-3 filed October 26,
                            1998).
        *99              -- Report of Deloitte & Touche LLP, independent auditors, on the consolidated financial statements of MAPCO Inc. for
                            the two-year period ended December 31, 1997 (filed as
                            Exhibit 99 to Form 10-K for the fiscal year ended
                            December 31, 1998).


---------------

* Such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.